Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$140,400	$125,317	$274,232	$238,079
Cost of operations	54,456	51,596	107,020	98,539
Sales and marketing	33,321	31,422	66,232	62,355
General and administrative	22,339	24,282	46,120	47,816
Depreciation and amortization	7,042	6,635	14,370	13,488
Interest income	17	17	32	38
Interest expense	6,172	5,832	12,344	11,664
Other expense	—	1,353	—	1,353

Income before income tax provision	17,087	4,214	28,178	2,902
Income tax provision	7,371	1,603	12,196	1,829

Net income	$9,716	$2,611	$15,982	$1,073

Net income per common share:
Basic	$0.26	$0.05	$0.41	$0.02

Diluted	$0.23	$0.05	$0.38	$0.02

Weighted-average shares outstanding used in computing income per common share:
Basic	37,819	49,315	38,543	49,161

Diluted	45,801	50,925	46,667	50,175

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Public portal advertising and sponsorship	$116,212	$105,783	$225,415	$199,221
Private portal services	24,188	19,534	48,817	38,858

	$140,400	$125,317	$274,232	$238,079

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$37,917	$29,241	$71,183	$50,530

Interest, taxes, non-cash and other items (b)
Interest income	17	17	32	38
Interest expense	(6,172)	(5,832)	(12,344)	(11,664)
Income tax provision	(7,371)	(1,603)	(12,196)	(1,829)
Depreciation and amortization	(7,042)	(6,635)	(14,370)	(13,488)
Non-cash stock-based compensation	(7,633)	(11,224)	(16,323)	(21,161)
Other expense	—	(1,353)	—	(1,353)

Net income	$9,716	$2,611	$15,982	$1,073

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$781,311	$824,880
Accounts receivable, net	128,493	124,232
Prepaid expenses and other current assets	16,141	13,243
Deferred tax assets	13,172	13,620

Total current assets	939,117	975,975

Property and equipment, net	61,301	64,884
Goodwill	202,980	202,980
Intangible assets, net	12,699	13,834
Deferred tax assets	36,463	38,802
Other assets	26,885	29,153

Total Assets	$1,279,445	$1,325,628

Liabilities and Stockholders’ Equity
Accrued expenses	$57,668	$73,739
Deferred revenue	98,336	85,148
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	157,510	160,393

2.25% convertible notes due 2016	252,232	252,232
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	300,000
Other long-term liabilities	21,235	22,103
Stockholders’ equity	148,468	190,900

Total Liabilities and Stockholders’ Equity	$1,279,445	$1,325,628

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$15,982	$1,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,370	13,488
Non-cash interest, net	2,256	2,163
Non-cash stock-based compensation	16,323	21,161
Deferred income taxes	2,803	856
Changes in operating assets and liabilities:
Accounts receivable	(4,261)	2,829
Prepaid expenses and other, net	(2,668)	(3,060)
Accrued expenses and other long-term liabilities	(16,015)	(10,665)
Deferred revenue	13,188	6,149

Net cash provided by operating activities	41,978	33,994

Cash flows from investing activities:
Purchases of property and equipment	(11,446)	(7,367)

Net cash used in investing activities	(11,446)	(7,367)

Cash flows from financing activities:
Proceeds from exercise of stock options	30,147	10,340
Cash used for withholding taxes due on stock-based awards	(10,339)	(1,745)
Purchases of treasury stock	(102,353)	(1,281)
Excess tax benefit on stock-based awards	8,444	363

Net cash (used in) provided by financing activities	(74,101)	7,677

Net (decrease) increase in cash and cash equivalents	(43,569)	34,304
Cash and cash equivalents at beginning of period	824,880	991,835

Cash and cash equivalents at end of period	$781,311	$1,026,139

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Numerator:
Net income — Basic	$9,716	$2,611	$15,982	$1,073
Interest expense on 1.50% convertible notes, net of tax	864	—	1,728	—

Net income — Diluted	$10,580	$2,611	$17,710	$1,073

Denominator:
Weighted-average shares — Basic	37,819	49,315	38,543	49,161
Stock options and restricted stock	2,301	1,610	2,443	1,014
1.50% convertible notes	5,681	—	5,681	—

Adjusted weighted-average shares after assumed conversions — Diluted	45,801	50,925	46,667	50,175

Net income per common share:
Basic	$0.26	$0.05	$0.41	$0.02

Diluted	$0.23	$0.05	$0.38	$0.02